EX-99.906CERT

CERTIFICATIONS

George P. Schwartz, Chief Executive Officer, and Timothy S. Schwartz, Chief Financial Officer, of Schwartz Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2014 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Schwartz Investment Trust	Schwartz Investment Trust

/s/ George P. Schwartz	/s/ Timothy S. Schwartz
George P. Schwartz, President	Timothy S. Schwartz, Treasurer

Date: February 19, 2015	Date: February 19, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Schwartz Investment Trust and will be retained by Schwartz Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.